UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2009

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

1.	LICENSE AGREEMENT WITH AZTE

The Arizona Board of Regents, for and on behalf of Arizona State University, is the owner of certain specified patents relating to algae-based biodiesel production and renewable biomass and bioenergy production, which we refer to as the “Licensed Subject Matter”. Arizona Science & Technology Enterprises, LLC, which we refer to as “AzTE”, is the exclusive intellectual property management company for Arizona State University and, as such, AzTE is the exclusive master licensee of all current and future Licensed Subject Matter, with full power to sublicense to third parties.

PA LLC, which we refer to as our operating company, entered into a license agreement, effective as of February 16, 2007, with AzTE relating to the Licensed Subject Matter. We refer to that license agreement, as it has been subsequently amended and restated, as the “License Agreement”.

Subject to the terms and conditions of the License Agreement, we were granted a royalty-bearing exclusive license to develop, sell and otherwise commercialize any product or method which is part of the Licensed Subject Matter.

In return for this license, AzTE was issued with a membership interest in PA LLC which represented 5% of PA LLC’s total outstanding equity and membership interests, on a fully diluted and fully converted basis with the attendant rights described in the operating agreement of PA LLC (see below), and the right to certain royalty payments based on revenues generated from any product or method which is part of the Licensed Subject Matter and subject, in any event, to a minimum annual royalty beginning on December 31, 2009.

PA LLC is required to use commercially reasonable efforts to proceed with the development, manufacture, marketing and sale of products that are part of the Licensed Subject Matter. AzTE has the right to terminate the License Agreement if certain milestones are not met within 36 months and 48 months, respectively, of February 16, 2007.

If not sooner terminated in accordance with its terms, the License Agreement will automatically terminate upon expiration of the last surviving licensed patent.

2.	DESCRIPTION OF THE OPERATING AGREEMENT OF PA LLC

We have summarized below the material terms and provisions of the Amended and Restated Limited Liability Company Agreement of PA LLC, our operating company, which we refer to as the “operating agreement”. For more detail, you should refer to the operating agreement itself, a copy of which was filed as Exhibit 10.5 to our Current Report on Form 8-K on December 29, 2008.

PA LLC

PA LLC is a Delaware limited liability company that was formed on September 22, 2006. As of December 19, 2008, PetroAlgae Inc.’s membership interest in PA LLC was approximately 81.1% on a fully-diluted basis. Each member’s limited liability company interest in PA LLC is denominated in Units. The operating company has two classes of Units: Class A and Class B. Class B Units consist of those Units issuable under an equity incentive plan. The aggregate of all outstanding Class B Units at any time shall not exceed 14% of the total outstanding Units at such time. The Class B Units are not entitled to vote and immediately prior to an initial public offering are automatically converted into Class A Units. PetroAlgae Inc. holds Class A Units in the operating company. AzTE holds the remaining Class A Units. Class B Units are generally held by employees of the operating company.

Management of PA LLC

The Board of Directors of the operating company manages the business and affairs of PA LLC. Decisions or actions relating to PA LLC that are made or approved by the Board of Directors in accordance with the terms of the operating agreement constitute decisions or actions by the operating company and are binding on each member, director, officer and employee of the operating company.

The individuals currently serving as directors of the operating company are:

•	John S. Scott

•	Isaac Szpilzinger

•	Sayan Navaratnam

In addition, a representative of AzTE is permitted to attend all meetings of the Board as a non-voting observer.

Any director may be removed for any reason by members of the operating company that hold a majority of the then outstanding Units and which are entitled to vote. Vacancies on the Board are similarly filled by members then holding a majority of the Units then outstanding and entitled to vote. The number of directors can be established from time to time by the members holding a majority of Units entitled to vote, voting together as a single class.

The Board also establishes the duties and responsibilities of the officers of the operating company, including those of the Chief Executive Officer and Chief Operating Officer.

Unless otherwise specified, all decisions relating to day-to-day operation and management of the operating company and its assets and affairs are made by the Chief Executive Officer in accordance with the directions of, and subject to the review of, the Board. The Chief Executive Officer of the operating company is Ottmar Dippold.

Distributions

The operating company can make cash or property distributions in such amounts, at such times and of such record dates as the Board of Directors determines, as long as such distributions are:

•	95% to PetroAlgae Inc. and 5% to AzTE, until the aggregate capital contributions made by PetroAlgae Inc. has been reduced to zero; and

•	thereafter, to all of the members in proportion to their Sharing Percentages.

Under the terms of the operating agreement, “Sharing Percentage” for a member shall equal:

•

in the case of each member other than AzTE, the product of (a) 0.95 multiplied by (b) the aggregate number of Class A Units (if any) and Class B Units (if any) held by such member divided by the aggregate number of Class A Units (exclusive of the Class A Units held by AzTE) and Class B Units outstanding; and

•	in the case of AzTE, the greater of (i) the aggregate number of Units held by AzTE divided by the aggregate number of Units outstanding or (ii) 0.05.

Transferability of Interests

Generally, members of the operating company may not transfer all or any portion of their Units. However, the following exceptions apply:

•

AzTE may transfer its Units to Arizona State University, the Arizona Board of Regents, the Arizona State University Foundation, or any entity controlled by, and substantially all of the beneficial interests which are owned by, AzTE or any of the foregoing;

•	In connection with a Qualified IPO (as defined below under “—AzTE Consent Rights”) or a Qualified Drag-Along Transaction (as defined below under “—Drag-Along Rights”);

•	Pursuant to the terms of a separate written agreement between the transferring member and PA LLC; or

•

To Permitted Transferees, by which we mean with respect to (a) an individual member, such individual’s estate, personal representative, executor, any ancestor, spouse or lineal descendant and any trust for the benefit of, or a limited partnership or limited liability company all of the equity interests of which are owned by, such persons, and with respect to (b) a corporate member, any affiliate of such member.

Unless a transfer of Units is to a Permitted Transferee or by AzTE to one of its permitted transferees, the transfer will generally be subject to a right of first refusal and right of co-sale. The right of first refusal provides the operating company with the right to buy the Units at issue and, if the operating company buys none or only part of those Units, the remaining members have the right to buy the Units at issue. The right of first refusal is only exercisable if all the Units at issue are purchased. If the right is not fully exercised, the members will have the opportunity to sell their Units in the proposed transaction. Any member holding only Class B Units is not permitted to exercise a right of first refusal or right of co-sale.

Drag-Along Rights

If holders of at least a majority of the outstanding Class A Units (on an as-converted basis) approve a transaction (in which the operating company or all or substantially all of its assets is valued in an amount not less than $100,000,000, which we refer to as a “Qualified Drag-Along Transaction”) that would result in the acquisition of PA LLC by an entity which is not affiliated to the holders approving the transaction and pursuant to such transaction the members of PA LLC immediately prior to such transaction will not hold at least a majority of the voting power of the continuing entity, then upon notice the other members will be required to deliver their Units in the transaction.

AzTE; Mergers

In any merger, consolidation, reorganization or similar transaction involving the operating company in which consideration is received by the members, AzTE shall receive consideration equal to:

•	the total value of all such consideration, times

•	AzTE’s Sharing Percentage.

AzTE Consent Rights

The prior written consent of AzTE is required (which may be withheld by AzTE in its sole and absolute discretion) for the following corporate actions:

•

The issuance by the operating company of any new securities that are dilutive to AzTE’s rights to allocations of profit and loss, voting rights or distributions or otherwise adverse to any of AzTE’s other rights set out in the operating agreement;

•

The merger of the operating company with or into or its consolidation with any other entity unless, as of immediately after such merger or consolidation, (i) PetroAlgae Inc. continues to own, directly or indirectly, at least a majority of the voting power of all Units, shares of capital stock, or other equity securities or interests (as applicable) of the surviving or resulting entity, and (ii) neither PetroAlgae Inc. nor any affiliate of PetroAlgae Inc. other than PA LLC receives any cash or other consideration in connection with such transaction;

•

Amending the operating agreement or the certificate of formation of PA LLC (including, without limitation, by merger) unless such amendment (i) does not increase the liability or obligations of AzTE under the operating agreement in any respect, and (ii) does not adversely affect AzTE’s rights under the operating agreement;

•

Making any distribution to a member other than as provided in the operating agreement, or redeeming, retiring, repurchasing or otherwise acquiring any units (other than repurchases of incentive equity on terms set forth in the grant agreement or option);

•	Undertaking any public offering of securities of PA LLC that is not an initial public offering;

•

The license or assignment of any of PA LLC’s intellectual property to any joint venture or subsidiary whereby PetroAlgae Inc. or any affiliate of PetroAlgae Inc. other than PA LLC holds an equity interest in such joint venture or subsidiary;

•

The borrowing by PA LLC of funds from PetroAlgae Inc. unless: (i) such borrowing bears interest at a rate per annum of no more than (x) the interest rate under which PetroAlgae Inc. has borrowed money from third parties in arm’s length transactions or (y) if PetroAlgae Inc. has not borrowed in order to advance such funds, the prevailing market terms, but in no event may the rate in (x) or (y) be greater than the prime rate plus 2%, (ii) any interest or other current payments by PA LLC in respect of such borrowing are accrued and paid only upon maturity of the debt and (iii) PetroAlgae Inc. agrees that, upon maturity, acceleration or prepayment of the indebtedness, it will subordinate its rights to repayment to AzTE for the amount of such repayment which would have been distributed to AzTE in dissolution, bankruptcy, sale, merger or similar transaction if such borrowed funds had been contributed by PetroAlgae Inc. to the capital of PA LLC rather than loaned, and AzTE will either be paid such subordinated amount pro rata along with any payment to PetroAlgae Inc. or, in the event that such payment cannot be made directly to AzTE, the payment may be made in full to PetroAlgae Inc. and PetroAlgae Inc. is then required to pay 5% of any such payment to AzTE as promptly as practicable but in no event more than 10 business days;

•

Obtaining goods or services from PetroAlgae Inc. or any of its affiliates on terms less favorable to PA LLC than if such goods or services were provided by an unrelated third party engaged in the business of providing such goods or services;

•	Waiving any rights PA LLC has or may have against PetroAlgae Inc. or any of PetroAlgae Inc.’s other affiliates, employees or agents; or

•	Entering into any agreement, commitment or undertaking to do any of the foregoing.

These consent rights shall not apply to, and shall cease and become void contemporaneously with, an initial public offering of the operating company that values PA LLC in an amount not less than $100,000,000 and the net proceeds received by the operating company in such an offering is at least $40,000,000. We refer to such an initial public offering as a “Qualified IPO”.

AzTE Antidilution Protection

At all times prior to the closing of a Qualified IPO, AzTE shall hold that number of Class A Units equal (on an as-converted basis) to five percent (5%) of the fully-diluted capitalization of PA LLC. In the event PA LLC issues any convertible securities to any person other than AzTE, AzTE shall be issued, contemporaneously and for no further consideration, such number of additional Class A Units as may be necessary in order for the aggregate number of Units held by AzTE (on an as-converted basis) to be equal, as of immediately after such issuance, to five percent (5%) of the fully-diluted capitalization of PA LLC.

Under the terms of the operating agreement, “fully diluted capitalization” means the aggregate number of Class A Units outstanding as of the time of determination, assuming (i) full conversion into or exchange for Class A Units of all securities convertible into or exchangeable for Class A Units, and (ii) full exercise of all options, warrants and similar rights to acquire Class A Units (or securities convertible into or exchangeable for Class A Units), in each case as of immediately prior to the time of determination.

AzTE Registration Rights

In the event of an underwritten initial public offering of equity interests in the operating company or its successor entity under the Securities Act of 1933 pursuant to an effective registration statement, which we refer to as an “IPO”, AzTE shall have certain registration rights.

At any time after the closing of a Qualified IPO and the operating company becoming eligible to file a registration statement on Form S-3, AzTE may request, in writing, that PA LLC effect a registration on Form S-3 of registrable Units having an aggregate value of at least $1,000,000. PA LLC must use its best efforts to effect the registration. PA LLC is not required to effect more than two demand registrations in any twelve-month period and is not be required to effect any registration within six months after the effective date of the registration statement relating to the IPO. If at the time of the demand registration request, PA LLC is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration, then the Company may direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

If PA LLC proposes to file a registration statement (other than pursuant to a demand by AzTE) at any time and from time to time, it must give written notice to AzTE of its intention to do so. Upon the written request of AzTE given within 20 days after PA LLC provides such notice, PA LLC shall use its best efforts to cause all registrable Units which the operating company has been requested by AzTE to register to be registered.

The operating company shall pay all registration expenses. These registration rights shall terminate upon the earlier of (a) five years after the closing of the IPO, or (b) the date on which AzTE does not hold any registrable Units.

Allocations of Profits and Losses

The profits and losses of the operating company will be allocated to the members in accordance with their respective Sharing Percentages.

Indemnification and Limitation of Liability

The directors of the operating company shall have the duties and responsibilities of directors of a board of directors of a Delaware corporation, as such rights, powers, authority, duties and responsibilities are interpreted and defined by applicable state and federal courts. Likewise, officers of the operating company shall unless otherwise determined by the Board of Directors, have the statutory and customary rights, powers, authority, duties and responsibilities of comparably titled officers of a Delaware corporation.

Each person who is or was a director or officer of the operating company or the AzTE observer (each, a “covered person”) shall have no liability to PA LLC or to any member or director for any loss suffered by the operating company which arises out of any action or inaction by such covered person with respect to PA LLC if (i) such covered person so acted or omitted to act in accordance with standards of conduct specified in the operating agreement, and (ii) such action or omission did not constitute willful misconduct, gross negligence or fraud.

Covered persons shall be indemnified by PA LLC against any and all claims, demands and losses whatsoever if: (i) the indemnitee conducted himself in good faith; and (ii) the indemnitee reasonably believed (x) in the case of conduct in his official capacity with PA LLC, that his conduct was in PA LLC’s best interests and in accordance with the provisions of the operating agreement, and (y) in all other cases, that his conduct was at least not opposed to PA LLC’s best interests; and (iii) in the case of any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful. The payment of any amounts for indemnification shall be made before any distributions are made by the operating company. Any advances of expenses shall only be made upon receipt by the operating company of the indemnitee’s undertaking to repay the amounts advanced in full if it is finally determined that the indemnitee is not entitled to indemnification.

Notwithstanding the foregoing, the operating company shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the name of PA LLC to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to PA LLC, unless and only to the extent that, a court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

In addition, no covered person shall be entitled to indemnification with respect to any action, suit or proceeding initiated by such covered person against PA LLC or any of its subsidiaries, or against any member or any of its affiliates, unless such initiation was approved in advance by the Board of Directors (or, with respect to any action, suit or proceeding against AzTE or any of its affiliates, by AzTE).

Amendments to the Operating Agreement

Subject to the consent rights of AzTE (discussed above), the operating agreement may be amended by a written amendment adopted by the Board of Directors and approved by the holders of a majority of the outstanding Units entitled to vote.

Amendments that would materially and adversely affect a member’s rights to receive distributions, whether interim or liquidating, with respect to a specific class of Units at different times or in different per Unit amounts than the other holders of the same class of Units as a result of holding such Units, must be approved in writing by the member so affected.

Dissolution

The operating company shall dissolve upon the earliest to occur of the following:

•	the determination by the holders of a majority of the outstanding Units entitled to vote that the operating company should be dissolved;

•	the entry of a decree of judicial dissolution; or

•	a sale of all or substantially all of the assets of the operating company.

Term

The operating company will continue until it is dissolved, its affairs are wound up, final liquidating distributions are made in accordance with the terms of the operating agreement, and a certificate of cancellation is filed with respect to the operating company in accordance with the Delaware Limited Liability Company Act.

3.	WORKING CAPITAL FINANCINGS

Pursuant to the terms of a Consent Agreement, dated September 24, 2008, AzTE agreed to waive the restrictions and requirements of Section 5.2(g) of PA LLC’s operating agreement (which placed restrictions on the ability of PA LLC to borrow funds from PetroAlgae Inc.) in connection with the operating company borrowing funds from PetroAlgae Inc. (or any owner, subsidiary or affiliate of PetroAlgae Inc.) in one or more transactions where the ordinary interest rate did not exceed 12%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: March 23, 2009	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President